UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

RAIT INVESTMENT TRUST

(Exact Name of Registrant as Specified in its Charter)

Maryland	23-2919819

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

c/o RAIT Partnership, L.P.
1818 Market Street, 28th Floor
Philadelphia, PA	19103

(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
8.375% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.     ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.     ☐

Securities Act registration statement file number to which this form relates: 333-103618

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The title of the preferred shares of the Registrant being registered hereby is 8.375% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest (the “Series B Preferred Shares”). The description of the Series B Preferred Shares is incorporated by reference to the Registrant’s Rule 424(b)(5) prospectus filed with the Securities and Exchange Commission on September 30, 2004, relating to the Registrant’s Registration Statement on Form S-3 (File No. 333-103618), under the caption, “Description of Series B Preferred Shares.”

Item 2. Exhibits.

Instruments defining the rights of holders of the securities being registered hereunder:

3.1(1)	Amended and Restated Declaration of Trust
3.1.1(2)	Articles of Amendment of Amended and Restated Declaration of Trust
3.1.2(3)	Articles of Amendment of Amended and Restated Declaration of Trust
3.1.3(4)	Certificate of Correction to the Amended and Restated Declaration of Trust
3.1.4(5)	Articles Supplementary relating to the 7.75% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest (the “Series A Articles Supplementary”)
3.1.5(5)	Certificate of Correction to the Series A Articles Supplementary
3.1.6(7)	Articles Supplementary relating to the 8.375% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest (the “Series B Preferred Shares”)
3.2(1)	Bylaws
4.1(3)	Form of Certificate of Common Shares of RAIT Investment Trust
4.2(6)	Form of Certificate of 7.75% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest
4.3(7)	Form of Certificate of Series B Preferred Shares

(1)	Incorporated herein by reference to RAIT Investment Trust’s Registration Statement on Form S-11 (File No. 333-35077), as amended.

(2)	Incorporated herein by reference RAIT Investment Trust’s Registration Statement on Form S-11 (File No. 333-53067), as amended.

(3)	Incorporated herein by reference to RAIT Investment Trust’s Registration Statement on Form S-2 (File No. 333-55518), as amended.

(4)	Incorporated herein by reference to RAIT Investment Trust’s Form 10-Q for the Quarterly Period ended March 31, 2002 (File No. 1-14760).

(5)	Incorporated herein by reference to RAIT Investment Trust’s Form 8-K as filed with the Securities and Exchange Commission on March 18, 2004 (File No. 1-14760).

(6)	Incorporated herein by reference to RAIT Investment Trust’s Form 8-K as filed with the Securities and Exchange Commission on March 22, 2004 (File No. 1-14760).

(7)	Incorporated herein by reference to RAIT Investment Trust’s Form 8-K as filed with the Securities and Exchange Commission on October 1, 2004 (File No. 1-14760).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 26, 2004	RAIT INVESTMENT TRUST

	By:	/s/ Ellen J. DiStefano

Ellen J. DiStefano Executive Vice President and Chief Financial Officer